                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   May 19, 1996
                                                  -----------------------------


                         FPA MEDICAL MANAGEMENT, INC.
--------------------------------------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)


       Delaware                       0-24276                33-0604264
--------------------------------------------------------------------------------
(State or Other Juris-           (Commission File           (IRS Employer
diction of Incorporation)          Number)                Identification No.)

        2878 Camino del Rio South
        Suite 301
        San Diego, California                           92108
--------------------------------------------------------------------------------
        (Address of Principal                           (Zip Code)
         Executive Offices)



                                (619) 295-7005
--------------------------------------------------------------------------------
             (Registrant's Telephone Number, Including Area Code)



                                Not Applicable
--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events

     On May 19, 1996, the Registrant entered into an Agreement and Plan of Merger (the "Merger Agreement") providing for the merger (the "Merger") of Sterling Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of the Registrant ("Acquisition Sub"), with and into Sterling Healthcare Group, Inc., a Florida corporation ("Sterling"). Pursuant to the Merger, Sterling will become a wholly owned subsidiary of the Registrant and each outstanding share of Sterling common stock will be converted into 1.4 shares of the Registrant's common stock. The companies have certain rights to terminate the Merger Agreement or adjust the exchange ratio under certain circumstances if the price per share of the Registrant's common stock is above $18 or below $13.30 during a specified period prior to the closing date of the Merger, as provided in the Merger Agreement. The shares of the Registrant's common stock to be issued to the Sterling stockholders will be registered on a Registration Statement on Form S-4 filed under the Securities Act of 1933, as amended. The consummation of the Merger is subject to approval by both companies' stockholders, receipt of all necessary regulatory approvals, satisfactory confirmation that the Merger will be treated as a tax-free reorganization and accounted for as a pooling of interests, and other customary conditions. The Merger Agreement may be terminated by the parties if the Merger is not consummated by December 31, 1996.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits.

     2.1 Agreement and Plan of Merger dated as of May 19, 1996 by and among FPA Medical Management, Inc., Sterling Acquisition Corporation and Sterling Healthcare Group, Inc.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              FPA MEDICAL MANAGEMENT, INC.
                                      (Registrant)

                          /s/ Steven M. Lash
                         -------------------------------------------------
Date:  May 20, 1996      By:  Steven M. Lash
                              Title:  Executive Vice President and Chief
                                    Financial Officer